UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 14, 2019

FedEx Corporation

(Exact name of registrant as specified in its charter)

Commission File Number 1-15829

Delaware	62-1721435
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

942 South Shady Grove Road, Memphis, Tennessee	38120
(Address of principal executive offices)	(ZIP Code)

Registrant’s telephone number, including area code: (901) 818-7500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

SECTION 5. CORPORATE GOVERNANCE AND MANAGEMENT.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 14, 2019, FedEx Corporation (“FedEx” or the “Company”) announced the appointment of Rajesh Subramaniam as the Company’s President and Chief Operating Officer, effective March 1, 2019. Mr. Subramaniam will remain President and Chief Executive Officer of Federal Express Corporation (“FedEx Express”).

Mr. Subramaniam, 52, is President and Chief Executive Officer of FedEx Express, a position he has held since January 1, 2019. Mr. Subramaniam was Executive Vice President – Chief Marketing & Communications Officer of FedEx from January 2017 to January 2019, Executive Vice President – Marketing & Communications of FedEx Corporate Services, Inc. (“FedEx Services”) from 2013 to January 2017, Senior Vice President – Marketing of FedEx Services from 2006 to 2013, Senior Vice President – Canada of FedEx Express from 2003 to 2006, Vice President – Marketing/APAC of FedEx Express from 2000 to 2003, Vice President – APAC, EC & CS of FedEx Express from 1999 to 2000, and he held various management and marketing analyst positions from 1991 to 1999. Mr. Subramaniam serves as a director of First Horizon National Corporation, a financial services holding company.

Certain transactions since the beginning of the Company’s last fiscal year in which FedEx is a participant and in which certain members of Mr. Subramaniam’s immediate family have an interest that are required to be reported under Item 404(a) of Regulation S-K are described under “Related Person Transactions” in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission (“SEC”) on August 13, 2018 (the “2018 Proxy Statement”). The appointment of Mr. Subramaniam was not pursuant to any arrangement or understanding between him and any person, other than a director or executive officer of FedEx acting in his or her official capacity.

In connection with his appointment as the Company’s President and Chief Operating Officer, Mr. Subramaniam will receive a promotional bonus of $150,000, payable in two equal installments (March 1, 2019 and March 1, 2020). In January 2020, Mr. Subramaniam also will receive $62,500, which is the second installment of the $125,000 promotional bonus for his appointment in January 2019 as President and Chief Executive Officer of FedEx Express. His new annual base salary will be $955,560, effective March 1, 2019.

Mr. Subramaniam’s target payout under the 2019 Annual Incentive Compensation Plan (“2019 AIC Plan”) will be based on the relevant percentage of his base salary actually paid during fiscal 2019 as follows: Executive Vice President – Chief Marketing & Communications Officer (June 1, 2018-December 31, 2018; 90% of base salary), President and Chief Executive Officer of FedEx Express (January 1, 2019-February 28, 2019; 120% of base salary) and President and Chief Operating Officer (March 1, 2019-May 31, 2019; 140% of base salary), resulting in a total target payout opportunity of $810,181. Mr. Subramaniam’s maximum payout opportunity under the 2019 AIC Plan is 200% of the target amount, and his minimum payout opportunity is zero, as a result of Mr. Smith’s ability to adjust the payout amount downward based on the achievement of individual performance objectives. The 2019 AIC Plan payout opportunity is based on the achievement of corporate objectives for adjusted consolidated operating income (the consolidated operating income adjustments are described in the 2018 Proxy Statement and the Company’s Current Report on Form 8-K filed with the SEC on January 28, 2019). Additional details regarding the 2019 AIC Plan design are included on page 45 of the 2018 Proxy Statement and in the Company’s Current Report on Form 8-K filed with the SEC on January 28, 2019.

Mr. Subramaniam’s payout opportunities under the FY2017-FY2019, FY2018-FY2020 and FY2019-FY2021 long-term incentive plans will be prorated based on the applicable fiscal years during which he served or will serve as the Company’s President and Chief Operating Officer (fiscal 2020 and fiscal 2021), as the Company’s Executive Vice President – Chief Marketing & Communications Officer (fiscal 2018 and fiscal 2019), and as Senior Vice President – Marketing of FedEx Services (fiscal 2017). The following table sets forth Mr. Subramaniam’s potential threshold, target and maximum payouts under the FY2017-FY2019, FY2018-FY2020 and FY2019-FY2021 long-term incentive plans.

Performance Period	Potential Future Payouts
	Threshold ($)	Target ($)	Maximum ($)
FY2017-FY2019	$243,750	$975,000	$1,462,500
FY2018-FY2020	$347,917	$1,391,667	$2,087,500
FY2019-FY2021	$433,333	$1,733,333	$2,600,000

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FedEx Corporation

Date: February 20, 2019	By:	/s/ Mark R. Allen
Mark R. Allen
Executive Vice President, General Counsel and Secretary

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